Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the StepStone Group Inc. 2020 Long-Term Incentive Plan, of our reports dated June 30, 2020, with respect to the consolidated financial statements of StepStone Group LP and the financial statements of StepStone Group Inc. included in StepStone Group Inc.’s Registration Statement (Form S-1 No. 333-248313) and related prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

September 16, 2020